                                                                    EXHIBIT 4.16

                                                                  LOAN NO. T0310
                                                                  LOAN NO. T0347

                                  COBANK, ACB

                       FIRST AMENDMENT AND SUPPLEMENT TO
                    AMENDED AND RESTATED CONTINUING GUARANTY


STATE OF LOUISIANA   )
                     )
PARISH OF CALCASIEU  )


STATE OF GEORGIA     )
                     )
COUNTY OF COBB       )


       BEFORE the respective undersigned Notaries Public, and in the presence of the respective undersigned competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

       THIS FIRST AMENDMENT AND SUPPLEMENT TO AMENDED AND RESTATED CONTINUING GUARANTY (this "First Amendment") is made as of July 1, 1996, by and between MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY ("Mississippi One") and COBANK, ACB ("CoBank"), and amends that certain Amended and Restated Continuing Guaranty, dated as of May 15, 1996, made by Mississippi One for the benefit of CoBank (the "Guaranty").


                                R E C I T A L S:

       WHEREAS, CoBank and CTC Financial, Inc., a Louisiana corporation (the "Borrower"), have entered into that certain Amended and Restated Loan Agreement, dated as of May 15, 1996, as amended by that certain First Amendment and Supplement to Amended and Restated Loan Agreement (the "First Amendment to Loan Agreement"), dated as of even date herewith (as so amended and as the same hereafter may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Loan Agreement"), providing for a loan of up to $32,400,000 (the "Mississippi One Loan"), and CoBank and the Borrower have entered into that certain Loan Agreement, dated as of May 15, 1996 (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mercury Loan Agreement"; the Mississippi One Loan Agreement and the Mercury Loan Agreement, collectively, the "Loan
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First Amendment to Amended and Restated
  Continuing Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347

Agreements"), providing for a loan of up to $5,000,000 (the "Mercury Loan"; the Mississippi One Loan and the Mercury Loan, collectively, the "Loans"); and

       WHEREAS, the proceeds of the Loans have been or will be reloaned by the Borrower to Mississippi One, or to Mercury, Inc. ("Mercury") for investment into Mississippi One, for the purposes set forth in the Loan Agreements; and

       WHEREAS, as an inducement to CoBank to enter into the Loan Agreements and to make the Loans, Mississippi One has entered into the Guaranty;

       WHEREAS, as an inducement to CoBank to enter into the First Amendment to Loan Agreement, Mississippi One has agreed to enter into this First Amendment;

       NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Mississippi One and CoBank hereby agree as follows:

       SECTION 1. Definitions. Capitalized terms used in this First Amendment, unless otherwise defined herein, shall have the meanings assigned to them in the Guaranty.

       SECTION 2. Section 2 of the Guaranty is hereby amended and supplemented by deleting such Section in its entirety and substituting in lieu thereof the following Section:

              "SECTION 2. OBLIGATIONS. "Obligations" shall mean (a) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Second Amended and Restated Promissory Note, dated of even date herewith, made by the Borrower to the order of CoBank in the original principal face amount of $32,400,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "CTC One Note"); (b) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated May 15, 1996, made by the Borrower to the order of CoBank in the original principal face amount of $5,000,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "CTC Two Note"); (c) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of even date herewith, made by Mercury to the order of the Borrower, assigned to CoBank, in the original principal face amount of $5,000,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "Mercury Note"; the CTC One Note, the CTC Two Note and the





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First Amendment to Amended and Restated
  Continuing Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


       Mercury Note, collectively, the "Notes"); (d) all other payments or performances to be made by the Borrower and under the other Loan Documents to which each is a party; and (e) all other indebtedness and liabilities of the Borrower and Mercury to CoBank of every kind and description whatsoever, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties."

       SECTION 3. Section 5(C) of the Guaranty is hereby amended and supplemented by deleting such Section in its entirety and substituting in lieu thereof the following new Section:

              "(C)   GOVERNMENTAL APPROVAL.  No consent, permission,
       authorization, order, or license of any governmental authority is necessary in connection with the execution, delivery, performance, or enforcement of the Loan Documents to which Mississippi One is a party, or to the creation and perfection of the liens and security interests granted thereby, or the acquisition by Mississippi One of West Alabama in accordance with the West Alabama Acquisition Agreement or the acquisition by Mississippi One of Northland Cellular in accordance with the Northland Cellular Acquisition Agreement, except such as have been obtained and are in full force and effect."

       SECTION 4. Section 6(I) of the Guaranty is hereby amended and supplemented by deleting the terms "7.50:1.0" and "7.00:1.0" as the Total Leverage Ratios applicable to the periods "From and including October 1, 1996 through and including December 31, 1996," and "From and including January 1, 1997 through and including March 31, 1997," respectively, and substituting the new term "6.50:1.0" as the applicable Total Leverage Ratios for both such periods. Section 6(J) of the Guaranty is hereby amended and supplemented by deleting such Section in its entirety.

       SECTION 5. Section 7(A) of the Guaranty is hereby amended and supplemented by deleting the reference in such Section to "Cameron Debt" and substituting in lieu thereof "Subordinated Debt."

       SECTION 6. Section 7(B) of the Guaranty is hereby amended and supplemented by deleting such Section in its entirety and inserting in lieu thereof the following Section:





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First Amendment to Amended and Restated
  Continuing Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347



              "(B)   LIENS.  Create, incur, assume, or allow to exist any
       mortgage, deed of trust, deed to secure debt, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal. The foregoing restrictions shall not apply to (i) liens in favor of CoBank; (ii) liens for taxes, assessments, or governmental charges that are not past due, unless the same are being contested in good faith and by appropriate proceedings and then only to the extent adequate reserves have been set aside therefor; (iii) liens, pledges, and deposits under workers' compensation, unemployment insurance, and social security laws; (iv) liens, deposits, and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of its business as conducted on the date hereof; (v) liens imposed by law in favor of mechanics, materialmen, warehousemen, lessors and like persons that secure obligations that are not past due, unless the same are being contested in good faith and by appropriate proceedings and then only to the extent adequate reserves have been set aside therefor; and (vi) liens in favor of Cameron Telephone and subordinated to all liens in favor of CoBank, which subordination shall be on terms and conditions satisfactory to CoBank."

       SECTION 7. All references in the Guaranty to "this Guaranty" shall hereafter be to the Guaranty as amended by this First Amendment.

       SECTION 8. After giving effect to the amendments to and restatements of the Guaranty as set forth in this First Amendment, the representations and warranties of Mississippi One set forth in the Guaranty are true and correct as of the date hereof as if made on the date hereof.

       SECTION 9. The Guaranty is hereby amended and supplemented by deleting all references in such Guaranty to "Loan Agreement" and substituting in lieu thereof "Loan Agreements."

       SECTION 10. This First Amendment shall not constitute a novation of any of the promissory notes or other documents or agreements executed or delivered in connection with the loan or reloan pursuant to the Loan Agreements or any of the other Loan Documents.

       SECTION 11. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.





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First Amendment to Amended and Restated
  Continuing Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347



       SECTION 12. Except to the extent governed by applicable federal law, this First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.



                        [Signatures Follow on Next Page]





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First Amendment to Amended and Restated
  Continuing Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


       THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below, by duly authorized officers of the respective parties, after a reading of the whole.

       At the City of Lake Charles, State of Louisiana, on July 1, 1996.


                                    MISSISSIPPI ONE CELLULAR TELEPHONE
                                    COMPANY


                                    By: /s/ THOMAS G. HENNING
                                       ---------------------------------------
                                       Name: Thomas G. Henning
                                            ----------------------------------
                                       Title: President
                                             ---------------------------------


                                    Attest: /s/ ROBERT PIPER
                                           -----------------------------------
                                           Name: Robert Piper
                                                ------------------------------
                                           Title: SEL
                                                 -----------------------------

                                    [CORPORATE SEAL]
Witness to both signatures:

/s/ SHEILA KING
------------------------------------
Witness

/s/ PAT HAMILTON
------------------------------------
Witness

/s/ SANDEL DIAZ
------------------------------------
Notary Public

My commission expires: lifetime commission
                       -------------------

[NOTARIAL SEAL]



                      [Signatures Continued on Next Page]





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First Amendment to Amended and Restated
  Continuing Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347



                                       [Signatures Continued from Previous Page]



       At Atlanta, Georgia, on July 2, 1996


                                    COBANK, ACB


                                    By: /s/ MARY KAY DEERING
                                       ---------------------------------------
                                         Name: Mary Kay Deering
                                              --------------------------------
                                         Title: Vice President
                                               -------------------------------


Witness to the signature:


/s/ [ILLEGIBLE]
------------------------------------
Witness


/s/ [ILLEGIBLE]
------------------------------------
Witness


/s/ MARIANNE R. HOWELL
------------------------------------
Notary Public

My commission expires: Notary Public, Cobb County, Georgia
                       My Commission Expires April 25, 1999
                       ------------------------------------
[NOTARIAL SEAL]





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